UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 29, 2016

M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 29, 2016, M.D.C. Holdings, Inc. (the "Company") held its 2016 annual meeting of shareholders. There were 49,006,835 shares of common stock entitled to vote at the meeting. The final results for each of the proposals submitted to a vote of shareholders at the annual meeting were as follows:

(1)	Election of three Class I Directors of the Company to serve for three-year terms expiring in 2019:

	For	Withheld	Broker Non-Votes
Michael A. Berman	40,814,353	735,132	2,994,079
Herbert T. Buchwald	35,070,467	6,479,018	2,994,079
Larry A. Mizel	38,948,030	2,601,455	2,994,079

(2)	Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
16,730,219	24,149,551	669,715	2,994,079

(3)	Re-approval of the performance criteria and the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
39,876,296	1,641,268	31,921	2,994,079

(4)	Approval of an amendment to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors:

For	Against	Abstain	Broker Non-Votes
39,125,241	2,388,345	35,899	2,994,079

(5)	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2016 fiscal year:

For	Against	Abstain
44,468,036	57,590	17,938

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: April 1, 2016	By: /s/ Joseph H. Fretz Joseph H. Fretz Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Second Amendment to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors